Exhibit 99 (a)(1)(E)

Offer Letter to Purchase for Cash

by

PRIME ACQUISITION CORP.

of

up to 3,031,969 of its Outstanding Ordinary Shares

at a Purchase Price of $10.02 Per Share

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, MARCH 27. 2013, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer Letter, dated February 25, 2013 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Prime Acquisition Corp. (the “Company”), a company incorporated under the laws of the Cayman Islands, to the shareholders holding the Company’s ordinary shares, par value $0.001 per share (the “Shares”) to purchase, during the Offer Period, up to 3,031,969 Shares for a purchase price of $10.02 per share, net to the seller in cash, without interest.  The “Offer Period” is the period of time commencing on Monday, February 25, 2013 and ending at 5:00 p.m. Eastern Time, on Wednesday, March 27, 2013, or such later date to which the Company may extend the Offer (the “Expiration Date”).

The Company recently entered into a binding Letter of Intent (the “LOI”) with BHN, Srl. (“BHN”), setting forth terms for an acquisition (the “Acquisition”) by the Company of a newly formed entity unaffiliated with BHN (“Target”), which will, directly or indirectly, own a portfolio of real estate properties in southern Europe. However, the Company will not be able to consummate a business combination transaction prior to the date (the “Termination Date”) required by its amended and restated memorandum and articles of association (the “Articles of Association”) and trust agreement governing the Trust Account (as defined below). Since the Company will not be able to complete the business combination with BHN and Target before the Termination Date, the board of directors has determined that it would be in the best interests of our shareholders for the Company to continue its existence for a period of six (6) months after the Termination Date, rather than dissolve as required by our Articles of Association (the “Extension”). In connection with the Extension, the Company’s board of directors has determined that it is in the Company’s best interest to allow the holders of Shares the opportunity to redeem their shares for a pro rata portion of the trust account established by the Company at the consummation of the initial public offering (the “IPO”) and into which a certain amount of the net proceeds of the IPO were deposited (the “Trust Account”).

The Offer is being made in connection with the Extension to provide the Company’s holders of Shares the opportunity to redeem their Shares for a pro-rata portion of the Company’s Trust Account in the event the Company’s shareholders approve the Extension.

NO SCRIPT OR FRACTIONAL SHARES WILL BE PURCHASED. SHARES MAY ONLY BE TENDERED FOR CASH.

THE OFFER IS CONDITIONED ON SATISFACTION OF THE EXTENSION CONDITION (AS FURTHER DESCRIBED IN THE OFFER TO PURCHASE) AND NO MORE THAN 3,031,969 SHARES BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN AND CERTAIN OTHER CONDITIONS.

FOLLOWING THE COMPLETION OF THIS OFFER, THE COMPANY MAY PROCEED WITH AN ADDITIONAL OFFER DESIGNED TO INDUCE THE TENDER OF SHARES IN CONNECTION WITH A BUSINESS COMBINATION, AS CONTEMPLATED BY AND IN ACCORDANCE WITH THE COMPANY’S AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION.  THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE, AS WELL AS TO EXERCISE ITS ABILITY TO REDEEM THE SHARES UNDER OTHER CIRCUMSTANCES IF AND WHEN IT IS PERMITTED TO DO SO PURSUANT TO THE TERMS OF ITS AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION.

You may tender and redeem some or all of your Shares.  Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Shares. In addition, in the event the Shares you wish to redeem pursuant to the Offer are included as part of a unit held by you, you must instruct us in the accompanying letter from you to separate the units prior to redemption.

On the terms and subject to the conditions of the Offer, the Company will allow you to redeem all Shares properly tendered before the Expiration Date and not properly withdrawn at a purchase price of $10.02 per share. Such purchase price is equal to the per share amount on deposit in the Trust Account as of the commencement of the Offer (excluding interest earned thereon), less taxes payable.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may redeem your Shares at a purchase price of $10.02 per share, without interest.

2.	The Offer is subject to certain conditions set forth in the section of the Offer Letter entitled “The Offer—Conditions of the Offer.”

3.	The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Wednesday, March 27, 2013, unless the Company extends the Offer.

4.	The Offer is for up to 3,031,969 Shares, constituting 83% of the issued and outstanding Shares of the Company as of February 15, 2013.

5.	Tendering shareholders who are registered shareholders or who tender their Shares directly to American Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions.

6.	If your Shares are held as part of the Company’s outstanding units, you must first instruct us to separate the units before the Shares can be tendered.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Wednesday, March 27, 2013, unless the Offer is extended.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer. However, neither the Company’s management nor its Board of Directors, Officers, or Employees, nor the Depositary or the Information Agent makes any recommendation to any shareholder as to whether to tender or refrain from tendering any Shares. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to tender your Shares and, if so, how many Shares to tender.  In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

Instruction Form with Respect

to the

Offer to Purchase for Cash

by

PRIME ACQUISITION CORP.

of

up to 3,031,969 of its Outstanding Ordinary Shares

at a Purchase Price of $10.02 Per Share

The undersigned acknowledges receipt of your letter and the enclosed Offer Letter, dated February 25, 2013 (the “Offer Letter”), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the ‘‘Offer’’), in connection with the offer by Prime Acquisition Corp. (the “Company”), a company incorporated under the laws of the Cayman Islands, to the shareholders holding the Company’s ordinary shares, par value $0.001 per share (the “Shares”), to purchase, during the Offer Period, up to 3,031,969 Shares for a purchase price of $10.02 per share, net to the seller in cash, without interest.  The “Offer Period” is the period of time commencing on Monday, February 25, 2013 and ending at 5:00 p.m. Eastern Time, on Wednesday, March 27, 2013, or such later date to which the Company may extend the Offer (the “Expiration Date”).

The undersigned hereby instructs you to tender the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

☐	(Please check if any or all of your Shares being tendered are part of a unit.) As the Shares you are being instructed to tender pursuant to the Offer are held as part of a unit, please separate the unit and undertake all actions necessary to allow for the tender of the outstanding Shares.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Company’s Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the tender offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

(continued on following page)

Number of Shares to be tendered by you for the account of the undersigned: _________________

*	No script or fractional shares will be purchased. Shares may only be tendered for cash.

**	Unless otherwise indicated it will be assumed that all Shares held by us for your account are to be tendered

Signature(s):

Name(s):
(Please Print)
Taxpayer Identification Number:

Address(es):
(Including Zip Code)
Area Code/Phone Number:

Date: , 2013